UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 20, 2007

PLANKTOS CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-28429 (Commission File Number)	68-0423301 (IRS Employer Identification Number)

Russ George, Chief Executive Officer

1151-C Triton Drive, Foster City, California 94404

(Address of principal executive offices)

(650) 638-1975
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

Planktos Corp. (the “Company”) has been notified by the Financial Industry Regulatory Authority (“FINRA”) in a letter dated November 20, 2007, that pursuant to NASD Rule 6530(e), the Company has been delinquent in its reporting obligations under the Securities Exchange Act of 1934 three times during the past 24 months. As a result, the Company will be ineligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”) for a period of 12 months beginning November 29, 2007. The Company has requested a hearing with FINRA to appeal the determination of delinquency.

According to the FINRA notice, during the past 24 months the firm has previously been delinquent in making timely filings with the Securities and Exchange Commission (the “SEC”) on two other occasions. A late filing of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and late filing of the Company’s Quarterly Report on Form 10-QSB for the interim period ended June 30, 2007.

The Company has also not yet filed its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 (the “9/30/07 10-QSB”). Such report was required to be filed not later than November 19, 2007. The delay in filing the 9/30/07 10-QSB has been due to the accounting challenges resulting from the completion of the reverse merger with Planktos, Inc. The Company expects to file its 9/30/07 10-QSB within the next five days.

Planktos is a development stage company intent on producing carbon credits by utilizing proprietary technology designed to restore the world’s oceans and forests as a means by which to sequester CO2 in the environment.

The Company intends to comply in a timely manner with all SEC reporting rules over the next 12 months and pending the outcome of the hearing with FINRA expects to reapply, if necessary, for the quotation of its common stock on the OTCBB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLANKTOS CORP.	DATE

By: /s/ Russ George	November 29, 2007

Name: Russ George

Title:	Chief Executive Officer

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